                                                                   EXHIBIT 11.01

                             HYBRID NETWORKS, INC.

                       COMPUTATION OF NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                                 SIX MONTHS ENDED
                                                                  YEAR ENDED DECEMBER 31,            JUNE 30,
                                                              -------------------------------  --------------------
                                                                1994       1995       1996       1996       1997
                                                              ---------  ---------  ---------  ---------  ---------
Weighted average common shares outstanding for the period...      2,226      2,223      2,534      2,541      2,550
Common equivalent shares pursuant to Staff Accounting
  Bulletin No. 83...........................................        668        668        668        668        668
                                                              ---------  ---------  ---------  ---------  ---------
Shares used in per share calculation........................      2,894      2,891      3,202      3,209      3,218
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Net loss....................................................  $  (2,897) $  (5,269) $  (8,515) $  (3,550) $  (7,253)
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
Net loss per share..........................................  $   (1.00) $   (1.82) $   (2.66) $   (1.11) $   (2.25)
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------
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    There is no difference between primarily and fully dilutive loss per share for each period.